UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549



                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




  Date of report (Date of earliest event reported):  October 9, 2001




                       LASALLE HOTEL PROPERTIES
         -----------------------------------------------------
        (Exact name of registrant as specified in its charter)




       Maryland                 1-14045            36-4219376
  ----------------------   -----------------   -------------------
  (State or other juris-   (Commission File      (IRS Employer
  diction of incorpora-         Number)        Identification No.)
  tion or organization)




4800 Montgomery Lane Suite M25 Bethesda, Maryland         20814
-------------------------------------------------       ----------
(Address of principal executive office)                 (Zip Code)




    Registrant's telephone number, including area code 301/941-1500




                            Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)












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ITEM 9.  REGULATION FD DISCLOSURE

     LaSalle Hotel Properties (NYSE: LHO) will announce its Third Quarter 2001 earnings after the close of the stock market on Monday, October 29, 2001. LaSalle Hotel Properties will conduct its quarterly conference call on Tuesday, October 30, 2001 at 9:00 a.m. Eastern Time (ET).

     LaSalle Hotel Properties' management will discuss the Company's third quarter results and its outlook for the remainder of 2001. To participate in the conference call, please follow the steps listed below:

     1. Reserve a line for the conference call with Susan Wojciechowski by Monday, October 29 by calling +1 301 941 1504.

     2. On Tuesday, October 30, dial +1 913 981 5508 approximately ten minutes before the call begins (8:50 a.m. ET).

     3. Tell the operator that you are calling for LaSalle Hotel Properties' Third Quarter 2001 Earnings Conference Call.

     4. State your full name and company affiliation and you will be connected to the call.

     A replay of the conference call will be available by telephone from 4:00 p.m. ET, Tuesday, October 30 until 12:00 midnight ET, Friday, November 2. To access the recording, dial +1 719 457 0820 and request reservation number 580865.





        For additional information on LaSalle Hotel Properties, please visit our web site at www.lasallehotels.com.






     NOTE: The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section. This is not an admission as to the materiality of any information contained herein that is required to be disclosed solely by regulation FD.
























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                              SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            LASALLE HOTEL PROPERTIES



Dated: October 9, 2001      By:   /s/ HANS S. WEGER
                                  -------------------------------------
                                  Hans S. Weger
                                  Executive Vice President,
                                  Treasurer and Chief Financial Officer



















































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